Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2024 relating to the financial statements of Corporación Inmobiliaria Vesta, S.A.B. de C.V., appearing in the Annual Report on Form 20-F of Corporación Inmobiliaria Vesta, S.A.B. de C.V. for the year ended December 31, 2023.

Galaz, Yamazaki, Ruiz Urquiza, S. C.

Affiliate of a Member of Deloitte Touche Tohmatsu Limited

/s/ Galaz Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico

March 7, 2025